Exhibit 5.1

December 20, 2022

Hammerhead Energy Inc.

2700, 525 8th Avenue SW

Calgary, AB T2P 1G1

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-4 of Hammerhead Energy Inc.

We have acted as local counsel in the Province of Alberta to Hammerhead Energy Inc. (the “Company”), a corporation existing under the laws of the Province of Alberta, in connection with the Registration Statement on Form F-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the proposed issuance of up to: (a) 127,759,879 Class A common shares (“New SPAC Class A Common Shares”) by the entity (“New SPAC”) to be formed pursuant to the amalgamation (the “SPAC Amalgamation”) of the Company and Decarbonization Plus Acquisition Corporation IV (“DCRD”), a Cayman Islands exempted company that is to be continued under the Business Corporations Act (Alberta) (the “ABCA”) prior to the date of the SPAC Amalgamation, all pursuant to the terms of the Plan of Arrangement under Section 193 of ABCA attached as Annex L to the Registration Statement (the “Plan of Arrangement”) and the transactions contemplated by the business combination agreement dated as of September 25, 2022 (the “Business Combination Agreement”) by and among DCRD, Hammerhead Resources Inc. (“Hammerhead”), the Company and 2453729 Alberta ULC (“2453729 Alberta”) (the “New SPAC Arrangement Shares”); (b) 30,050,000 warrants to acquire New SPAC Class A Common Shares (the “New SPAC Warrants”) to be issued pursuant to the Plan of Arrangement and governed by an amended and restated warrant agreement to be entered into as of the Effective Time (as defined in the Plan of Arrangement) and following the SPAC Amalgamation (the “A&R Warrant Agreement”) by and between New SPAC, Computershare Inc. (“Computershare”) and Computershare’s affiliate, Computershare Trust Company, N.A. (together with Computershare, collectively, the “Warrant Agent”) and a warrant assignment and assumption agreement to be entered into as of the Effective Time and following the SPAC Amalgamation (the “Warrant Assignment Agreement” and collectively with the A&R Warrant Agreement, the “Warrant Transaction Documents”) by and between New SPAC, DCRD, Continental Stock Transfer & Trust Company and the Warrant Agent; and (c) 30,050,000 New SPAC Class A Common Shares issuable in accordance with the terms of the New SPAC Warrants and the Warrant Transaction Documents (the “New SPAC Warrant Shares”). Any terms used in this opinion that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement. For the purposes of the opinions set forth herein, references to “Effective Time” and “Closing Time” have the meanings ascribed to them in the Plan of Arrangement.

I.	Materials Reviewed

For the purpose of the opinions hereinafter expressed, in our capacity as local counsel for the Company as aforesaid, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such public records, certificates, documents and other materials as we have considered relevant, necessary or advisable, including without limitation, the following documents (collectively, the “Relevant Documents”):

(a)	Amendment No. 3 to the Registration Statement dated December 20, 2022 (including the exhibits thereto);

(b)	the Business Combination Agreement, including the form of Domestication Articles, New SPAC Articles and New SPAC Closing Articles attached thereto as exhibits;

(c)	the Plan of Arrangement;

(d)

resolutions of the directors of Hammerhead approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby, and the performance of Hammerhead’s obligations under the Business Combination Agreement and the Plan of Arrangement;

(e)

resolutions of the directors of NewCo approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby, and the performance of NewCo’s obligations under the Business Combination Agreement and the Plan of Arrangement;

(f)

resolutions of the directors of DCRD approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby, and the performance of DCRD’s obligations under the Business Combination Agreement and the Plan of Arrangement;

(g)

resolutions of the directors of 2453729 Alberta approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby, and the performance of 2453729 Alberta’s obligations under the Business Combination Agreement and the Plan of Arrangement;

(h)

the form of special resolution of the Hammerhead Shareholders in respect of the Plan of Arrangement to be considered at the annual and special meeting of the shareholders of Hammerhead (the “Hammerhead Meeting”) attached as Exhibit F to the Business Combination Agreement;

(i)

the form of special resolution of the DCRD Shareholders in respect of the Plan of Arrangement to be considered at the DCRD Shareholders’ Meeting attached as Exhibit F to the Business Combination Agreement;

(j)	the forms of Warrant Transaction Documents included in the Registration Statement;

(k)	a Certificate of Status issued under the laws of the Province of Alberta for the Company on December 19, 2022; and

(l)	a Certificate of Status issued under the laws of the Cayman Islands for DCRD on December 19, 2022.

We have not participated in the preparation of any of the Warrant Transaction Documents nor reviewed any other documentation relating to the issuance and sale of the New SPAC Warrant Shares as contemplated by the Warrant Transaction Documents except as expressly stated herein. Further, other than our review of the Relevant Documents, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Company, DCRD, Hammerhead or 2453729 Alberta. No inference as to our knowledge as to such facts and circumstances should be drawn merely from our representation of the Company and Hammerhead.

II.	Assumptions

In giving this opinion, we have assumed:

(a)

the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies;

(b)	the Registration Statement will be effective, will comply with all applicable laws, will be duly authorized, executed and delivered by the Company, and will be filed with the SEC;

(c)	the proxy statement of DCRD included in the Registration Statement (the “Proxy Statement”) will be delivered by DCRD in accordance with applicable securities laws to the DCRD Shareholders;

(d)

the DCRD Shareholders’ Meeting is held as set forth in the Proxy Statement and the Registration Statement and at such DCRD Shareholders’ Meeting the requisite approval of the DCRD Shareholders of each of Proposal No.1, Proposal No. 2, Proposal No. 3A, Proposal No. 3B, Proposal No. 3C, Proposal No. 3D, Proposal No. 4 and (if required) Proposal No. 5 is duly obtained;

(e)

an Interim Order of the Court of King’s Bench of Alberta (the “Court”) providing for certain procedural matters related to the Hammerhead Meeting and the Plan of Arrangement is granted in the manner contemplated by the Business Combination Agreement;

(f)

an information circular and proxy statement for the Hammerhead Meeting at which among other matters, the Plan of Arrangement will be considered (the “Information Circular”) is approved by the board of directors of Hammerhead and complies with all applicable laws and is mailed to Hammerhead Shareholders in accordance with the ABCA and the Interim Order;

(g)

the Hammerhead Meeting is held as set forth in the Information Circular and the Interim Order and at such Hammerhead Meeting the requisite approval of the Hammerhead Shareholders of the Plan of Arrangement is obtain in accordance with the terms of the Interim Order;

(h)

there are no amendments to the Business Combination Agreement, the Plan of Arrangement, the forms of Warrant Transaction Documents, the form of Domestication Articles and Bylaws, the form of New SPAC Articles, the form of New SPAC Closing Articles and New SPAC Closing Bylaws or any of the other Relevant Documents after the date hereof and prior to the Effective Time;

(i)	a Final Order of the Court approving the Plan of Arrangement is granted prior to the Effective Time;

(j)	the Domestication Articles are filed under the ABCA prior to the SPAC Amalgamation and the Effective Time;

(k)

articles of amendment, article of amalgamation and articles of arrangement, as applicable, required to be filed to give effect to the Arrangement (the “Articles of Arrangement”), are in the form prescribed under the ABCA and are filed at the applicable times set forth in the Plan of Arrangement and upon the filing of such Articles of Arrangement and the issuance of the certificate or other proof of filing to be issued by the Registrar pursuant to section 193(11) or section 193(12) of the ABCA in respect of the Articles of Arrangement on the Effective Date (the “Certificate”), the Plan of Arrangement becomes effective at the Effective Time;

(l)	New SPAC is a corporation validly subsisting under the ABCA at the Effective Time;

(m)

the board of directors of New SPAC approves the Plan of Arrangement and all transactions contemplated thereby to occur on the Effective Date and the Closing Date, including the execution and delivery of the Warrant Transaction Documents, the appointment of the Warrant Agent as successor warrant agent under the Warrant Transaction Documents, the issuance of the New SPAC Arrangement Shares and the New SPAC Warrants pursuant to the Plan of Arrangement and the Warrant Transaction Documents, the issuance of the New SPAC Warrant Shares on due exercise of the New SPAC Warrants in accordance with their terms and the terms of the Warrant Transaction Documents, and authorizes and reserves for issuance the New SPAC Arrangement Shares, the New SPAC Warrants and the New SPAC Warrant Shares;

(n)

the DCRD Warrant Agreement has been duly authorized, executed and delivered by, and constitutes, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms under the laws of the State of New York;

(o)	the Warrant Agent is duly appointed, and accepts such appointment, as successor warrant agent under the Warrant Transaction Documents;

(p)

the Warrant Transaction Documents will, at the relevant time for the purposes of the opinions expressed herein, be duly authorized, executed and delivered by, and constitute, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms under the laws of the State of New York;

(q)

that insofar as any obligation under any of the Warrant Transaction Documents is to be performed in any jurisdiction outside of the Province of Alberta, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(r)

the terms used in the Warrant Transaction Documents have the same meanings under the laws of the Province of Alberta as they do under the laws of the State of New York and would be interpreted and understood under the laws of the Province of Alberta in the same way as they are interpreted and understood under the laws of the State of New York;

(s)

that at the Effective Time, New SPAC will have become entitled to and be in possession of all of DCRD’s rights and interests and will have become subject to all of DCRD’s obligations in and under the DCRD Warrant Agreement in the manner contemplated in the Business Combination Agreement and pursuant to the Warrant Assignment Agreement;

(t)	the provisions of any instrument evidencing the New SPAC Warrants will be consistent in all respects with the provisions of the Warrant Transaction Documents; and

(u)

all required consideration (in whatever form) for the New SPAC Arrangement Shares and the New SPAC Warrant Shares is paid in money or in property (other than a promissory note or promise to pay) or past service that is not less in value than the fair value equivalent of the money that New SPAC would have received if the New SPAC Arrangement Shares and New SPAC Warrant Shares had been issued for money.

III.	Reliance

With respect to the accuracy of factual matters material to this opinion, we have relied upon resolutions, certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

Where our opinion expressed herein refers to the New SPAC Arrangement Shares and New SPAC Warrant Shares having been issued as being “fully-paid and non-assessable”, such opinion indicates that the holder of such New SPAC Arrangement Shares or New SPAC Warrant Shares, as applicable, will not, after the issuance to them of such New SPAC Arrangement Shares or New SPAC Warrant Shares, as applicable, be liable to contribute any further amounts to New SPAC in order to complete payment for the New SPAC Arrangement Shares or New SPAC Warrant Shares, as applicable, or to satisfy claims of creditors of New SPAC. No opinion is expressed as to actual receipt by New SPAC of the consideration for the issuance of such New SPAC Arrangement Shares and New SPAC Warrant Shares or as to the adequacy of any consideration received.

IV.	Applicable Laws

We are qualified to practice law in the province of Alberta and we do not express any opinion on any laws other than the laws of the province of Alberta and the laws of Canada applicable therein, in each case in effect on the date hereof.

V.	Opinion

Based upon and relying on the foregoing, and subject to the assumptions and qualifications expressed herein, we are of the opinion that:

(a)

upon the filing of the Articles of Arrangement, the issuance of the Certificate, the occurrence of the Effective Time and the Closing Time, and the completion of the SPAC Amalgamation, the Company Amalgamation and all of the other transactions contemplated by the Plan of Arrangement in accordance with the terms thereof, the New SPAC Arrangement Shares to be issued pursuant to the Plan of Arrangement will be validly issued as fully paid and non-assessable New SPAC Class A Common Shares; and

(b)

upon the filing of the Articles of Arrangement, the issuance of the Certificate, the occurrence of the Effective Time and the Closing Time, the completion of the SPAC Amalgamation, the Company Amalgamation and all of the other transactions contemplated by the Plan of Arrangement in accordance with the terms thereof, and the due exercise of the New SPAC Warrants in accordance with their terms and the terms of the Warrant Transaction Documents (including receipt by New SPAC of the consideration therefor), the New SPAC Warrant Shares will be validly issued as fully paid and non-assessable New SPAC Class A Common Shares.

VI.	Qualifications

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Securities and Exchange Commission. This opinion is furnished for the sole benefit of the Company and may not be relied upon by any other person or entity or quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

The opinions are given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Yours truly,

Burnet, Duckworth & Palmer LLP